AGREEMENT



AGREEMENT, dated as of and effective the 29th day of March, 1996 by and between STEPHAN M. THOMPSON ("Thompson"), CLIPPER INDUSTRIES, INC. ("Clipper"), GALLERY RODEO INTERNATIONAL (the "Company") and KENNETH CAHILL, TIMOTHY MORRISSEY, RAY BOUCHARD, DAREL TIEGS AND J. ROYCE RENFROW and/or Nominees, a group of real estate creditors and shareholders of Gallery Rodeo International (the "Group").

WHEREAS: Thompson is a Director, Chairman of the Board of Directors, CEO and CFO of the Company;

AND WHEREAS: the Company, a California corporation, is engaged in the separate and distinct businesses of art galleries and gaming with assets primarily concentrated in those businesses;

AND WHEREAS: individual members of the Group, either directly or as agents, represent real estate creditors secured by the Company's gaming properties, shareholders of the Company and/or signatories upon real estate contracts with the Company;

AND WHEREAS: Clipper is record owner of shares of Company controlled by Thompson;

AND WHEREAS: questions have arisen with respect to the ability or desire of the Company, Thompson or the Group to simultaneously pursue both the art business and the gaming business in a manner which would be in the best interest of the Company;

AND WHEREAS: it is the desire of Thompson to acquire the art business of the Company and to relinquish control of the management of the Company;

AND WHEREAS: it is the desire of the Group to manage and operate the Company, subject to Shareholder approval;

AND WHEREAS: it is the intention of the parties hereto to accomplish the transactions set forth herein in a manner which is in the best interest of the Company;

NOW THEREFORE, IT IS AGREED THAT:

I.  Sale of Art Business

         A. Sale. At the closing, the Company shall sell the stock of its art business, subsidiaries, Gallery Rodeo Beverly Hills, Inc., a California corporation, and Gallery Rodeo of Lake Arrowhead, a California corporation, to include the use of the name

"Gallery Rodeo", set forth in Exhibit "A" to Thompson, and Thompson shall purchase same.

         B. Consideration. Thompson and Gallery agree that the consideration of the sale for the art business in paragraph A above, shall be One Million Dollars ($1,000,000) payable by Promissory Note to Company.

                  B.1 Promissory Note shall bear interest at the rate of 8% per annum, payable quarterly, in arrears, commencing nine (9) months following the closing of said sale. Said Promissory Note shall contain no prepayment penalty and shall provide that Thompson may make payments due pursuant to the terms of said Note through transfer to the Company of shares of its stock held by Thompson or some other form of acceptable securities acceptable to company, at the average market value which said stock is trading during a ten (10) day period during the month proceeding payment upon said Promissory Note through stock transfer. In any event, Promissory Note shall be due and payable five (5) years from the date set forth thereon. A copy of said Note is attached as Exhibit "B."


                  B.2 Security. Promissory Note referred to hereinabove referred to in paragraph B.1 shall be secured by 4,000,000 shares of common stock.

II.  Management of Company.

         A. Company shall make payment to Thompson, at closing, Three Hundred and Fifty Thousand Dollars ($350,000) and issue sufficient additional shares in Company to Thompson in order to bring Thompson's, and/or his assigns, direct and indirect holdings in the Company to Four Million shares (4,000,000) in exchange for Thompson's agreement to not compete with the Company in gaming or gaming related businesses for a period of one (1) year, and further in exchange for the termination and cancellation of any employment contract, deferred compensation, stock option agreements, warrants, consulting agreements of Thompson or related parties, and any other agreements preexisting this Agreement and/or employee benefits Thompson may have with Company. Said Non-competition Agreement is contained in Exhibit "C" attached hereto, which shall be executed at closing.

         B. As further consideration, Company shall cancel any and all Notes payable to Company by Thompson in excess of $75,000.00, as disclosed upon the third Quarter of quarter ending September 30, 1995 as set forth on the Form 10-QSB ( a copy of which shall be attached hereto as Exhibit "Sch. 1" and incorporated herein by reference), for that quarter on file with the Securities and Exchange Commission, or as set forth on Form 10- KSB, for the year ending December 31, 1995, in the event said Form is available and parties agree to its substitution for the Form 10-QSB set forth hereinabove.

         C. By way of set-off of obligations and notes referred to herein set forth in paragraph IIB, Thompson shall set-off, cancel and return to Company a $75,000.00 Promissory Note representing funds loaned to Company by Thompson.

         D. Company shall execute a Hold Harmless Agreement of standard form holding Thompson harmless from any acts or omissions of Thompson while an employee of Company to the full extent permitted by law, a copy of which is attached hereto as Exhibit "C."

         E. Stock. Following closing, Thompson and Clipper, and/or their assigns, will hold directly or indirectly four million shares (4,000,000) of stock in the Company. Thompson and Clipper, and/or their assigns, shall place the four million shares of stock in a voting trust and lock up agreement, a copy of which is attached hereto as Exhibit "D", said stock for a two (2) year period following closing, during which time said stock shall be voted in favor of a slate of directors appointed by the Group. The Voting Trust will permit Thompson to sell not more than 10% (400,000 shares) of said stock during year one and not more than an additional 10% of the shares remaining subsequent to the Voting Trust (360,000 shares) in year two. The Voting Trust Agreement will be executed at closing.

         F. Anti Dilution. Thompson and/or Clipper and/or Carthew and their assigns, shall have a share option agreement as more fully set forth in Exhibit "F", a copy of which is attached hereto. The agreement shall grant Thompson, Clipper and Carthew an option to purchase additional shares in Company during the two (2) year period as provided herein above in Paragraph "E" at a "strike" price (the price assigned to shares of common stock in Company at the time of the exchange of stock for the purchase of assets by Company) in the event Company acquires assets in exchange for common stock, so as to permit Thompson and/or Clipper and/or Carthew to retain the same percentage of ownership of common stock in Company as they currently own.

         G. Board Seat. The Group shall include Thompson, or nominee, on the slate of directors referred to in paragraph F hereinabove. The Group agrees to vote its shares of stock in the Company in favor of placing Thompson on the Board of Directors for a period of one (1) year following the Special Meeting of Shareholders and Directors to be held as set forth hereinbelow.

         H. Announcement. Any announcements or press releases of Thompson leaving Company as an officer and/or director shall be stated in a positive light, noting that Thompson is to be re-elected as a director of the Company, and that any members of the Group joining the Board of Directors of Company will be bringing additional and increased value to the Company. Such announcement shall include reference to pending management, and/or consulting contracts of Kenneth Cahill and Rubin Martinez, or other gaming professional selected by Cahill, as joining Company with respect to anticipated hotel and gaming operations. Any such announcement and press release shall be approved by Thompson and Group. Copies of the Letter of Intent regarding the Cahill contract is attached hereto as Exhibit "E."

         I. Group shall cause Promissory Notes secured by Deeds of Trust upon Company's Wandering Star Property coming due in 1996 to be refinanced, satisfied or extended, and shall further cause any executory contracts between Company and a member of the Group to be consummated. The Wandering Star Property shall remain an asset of Company as its gaming development.

III.  General Provisions.

         A. Shareholders Meeting. The parties acknowledge that a Special Meeting of Shareholders will be necessary in order to elect a new slate of directors to the Board of Company. Accordingly, Thompson shall provide or shall cause the stock transfer agent of Company to provide, for notification purposes of said special meeting, a current list of shareholders, together with a copy of the current By-Laws and all amendments thereto of the Company, to the Group. Group shall bear cost of such special meeting of shareholders and shall provide a Proxy Statement and other appropriate notices and documentation to shareholders pertaining to said meeting.

                  A.1 The parties agree to act in concert and cooperatively to accomplish the meeting as expediently as possible following execution of this Agreement.

                  A.2 In the event Thompson is unable to provide said list of shareholders to the Group, Thompson shall specifically authorize the specific stock transfer company to provide the requested information to a representative of the Group.

         B.       REPRESENTATIONS  and  WARRANTIES  of  Thompson.       Thompson
represents and warrants, to the best of his knowledge, as follows:

                  B.1 That the debts of Company at closing shall be no greater than disclosed on the 10-QSB, or if 10-KSB is substituted as set forth hereinabove, for the year ending December 31, 1995.

                  B.2 That the assets of the Company at the date of closing shall be substantially the same as set forth in Form 10-QSB, or if 10-KSB is substituted as set forth hereinabove, for the year ending December 31, 1995.

                  B.3 That Thompson has the power to enter into this Agreement and to carry out his obligations hereunder.

                  B.4 That this Agreement has been duly executed and delivered by and constitutes a valid obligation binding on Thompson.

                  B.5 That the execution and performance of this Agreement by Thompson does not violate or result in a breach of or constitute a default in any judgment, order or decree to which Thompson may be subject.

                  B.6 That neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof will result in the violation, creation, or imposition of any lien, charge or encumbrance upon any of Thompson's assets subject to the terms of this Agreement, or will conflict in any way with the provisions of or constitute a default under or require the consent of any other party to any indenture, deed of trust, agreement, lease or other instrument to which Thompson is a party or by which he may be bound, or to which he may be subject.

                  B.7 Thompson does not have any knowledge of any claim, litigation, threatened litigation or any other action which has been instituted or threatened affecting Thompson's ability to perform his obligations under this agreement.

                  B.8 That Thompson will cooperate with the Company and the Group in arranging for shareholder consent to the extent legally permissible to the transfer of management of the Company to be presented to the Special Meeting of Shareholders from existing management to that proposed by the Group.

         C. REPRESENTATIONS and WARRANTIES of Clipper. Clipper represents and warrants as follows:

                  C.1 Clipper represents and warrants that it is a corporation in good standing pursuant to the laws of the State of Nevada.

                  C.2 That Clipper has the power to enter into this Agreement and to carry out its obligations hereunder.

                  C.3 That this Agreement has been duly executed and delivered by and constitutes a valid obligation binding on Clipper.

                  C.4 That the execution and performance of this Agreement by Clipper does not violate or result in a breach of or constitute a default in any judgment, order or decree to which Clipper may be subject.

                  C.5 Clipper does not have any knowledge of any claim, litigation, threatened litigation or any other action which has been instituted or threatened affecting Clipper's ability to perform its obligation under this Agreement.

                  C.6 That Clipper will cooperate with the Company and the Group in arranging for shareholder consent to the extent legally permissible to the transfer of management of the Company to be presented to the Special Meeting of Shareholders from existing management to that proposed by the Group.

         D.   REPRESENTATIONS  and  WARRANTIES  of  the  Company.   The  Company
represents and warrants as follows:

                  D.1 Company represents and warrants that it is a corporation in good standing pursuant to the laws of the State of California.

                  D.2 That the debts of Company at closing shall be no greater than disclosed on the 10-QSB, or in 10-KSB if it is substituted as set forth hereinabove, for the year ending December 31, 1995.

                  D.3 That the assets of the Company at the date of closing shall be substantially the same as set forth in Form 10-QSB, or in10-KSB if it is substituted as hereinabove set forth, for the year ending December 31, 1995.

                  D.4 That Company has the power to enter into this Agreement and to carry out his obligations hereunder.

                  D.5 That the Company will convey to Thompson at closing good and marketable title to all Company's interest in the stock set forth on Exhibit "A", free and clear of all liens and encumbrances except as set forth on Exhibit "A" and those arising involuntarily by operation of law, and the Company presently has title and possession of all stock to be so conveyed. Company will specifically convey to Thompson in addition to said stock, the corporate names of Gallery Rodeo Beverly Hills, Inc., and Gallery Rodeo of Lake Arrowhead. The name "Gallery Rodeo International, Inc.", remains property of Company.

                  D.6 That the Company is current upon all filings with the Securities and Exchange Commission and will cause Form 10-QSB for the fiscal year ending December 31, 1995, to be filed in a timely fashion with the Securities and Exchange Commission.

                  D.7 That this Agreement has been duly executed and delivered by and constitutes a valid obligation binding on Company.

                  D.8 That the execution and performance of this Agreement by Company does not violate or result in a breach of or constitute a default in any judgment, order or decree to which Company may be subject.

                  D.9 That neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof will result in the violation, creation or imposition of any lien, charge or encumbrance upon any of Company's assets subject to the terms of this Agreement, or will conflict in any way with the provisions of or constitute a default under or require the consent of any other party to any indenture, deed of trust, agreement, lease or other instrument to which Company is a party or by which it may be bound, or to which it may be subject.

                  D.10 Company does not have any knowledge of any claim, litigation, threatened litigation or any other action which has been instituted or threatened affecting Company's ability to perform his obligations under this agreement.

                  D.11 That Company will cooperate with Thompson and the Group in arranging for shareholder consent to the extent legally permissible to the transfer of management of the Company to be presented to the Special Meeting of Shareholders.

         E.       REPRESENTATIONS  and  WARRANTIES  of  the  Group.    The Group
represents and warrants as follows:

                  E.1 That the Group has the power to enter into this Agreement and to carry out its obligations hereunder.

                  E.2 That this Agreement has been duly executed and delivered by and constitutes a valid obligation binding on Group.

                  E.3 That the execution and performance of this Agreement by Group does not violate or result in a breach of or constitute a default in any judgment, order or decree to which Group may be subject.

                  E.4 Group does not have any knowledge of any claim, litigation, threatened litigation or any other action which has been instituted or threatened affecting its ability to perform its obligations under this agreement.

                  E.5 That Group will cooperate with Thompson in arranging for shareholder consent to the extent legally permissible to the transfer of
management   of  the  Company  to  be  presented  to  the  Special   Meeting  of
Shareholders.

                  E.6 Group has the ability to maintain, in compliance with existing Agreements, satisfy, and/or renegotiate existing levels of debt service with respect to Company-owned real estate located in Cripple Creek, Colorado, in timely fashion.

         F. Termination. This Agreement may be terminated by the Group under any of the following circumstances by notice in writing if during the period from the date hereof to the closing date any of the following shall occur:

                  F.1 Should the Group shall learn of any fact or condition with respect to the Company's business or its assets which is substantially at variance with one or more of the representations or warranties as set forth above or any other written information provided to the Group by Thompson, the Company or others, and after written notice thereof Thompson and/or the Company shall be unable to furnish reasonable assurance satisfactory to the Group.

                  F.2 In the event of non-consummation of this Agreement based upon levels of debts, assets, or balance sheet review of the Group, Thompson and Company agree to cooperate with and facilitate an outside audit of the Company to be conducted at Group's expense, which audit shall be conducted by current auditors, Grant Thornton and Company.

         G. Closing. The closing date shall be ten (10) days following the end of the due diligence period as set forth hereinbelow, or such earlier or later date as may be mutually agreed upon by the parties. The closing shall take place on the closing date at the offices of the Company, 421 North Rodeo Drive, Beverly Hills, California 90210. The parties recognize necessary Shareholder approval may not be able to be obtained in timely fashion due to Notice requirements in scheduling the required Special Meeting of Shareholders. In such event, the parties agree to close the Agreement into escrow if possible, pending such approval.

                  G.1 Prior to the Closing: Prior to the Closing, and during the due diligence period commencing upon execution of this Agreement and extending for a fifteen (15) day period, Thompson and Company shall permit members of the Group and its authorized representatives access to the premises and records of Company, as Group may reasonably request. Group shall treat all information supplied as confidential, and will not use or permit the use of that information detrimentally to the interests of Company. Thompson and Company will exercise all powers allowed them to cause Company to:

                          (A) Carry on Company's  business as it was previous to
this Agreement.

                          (B) Introduce no new methods of management, operation,
or accounting.

                          (C)  Maintain all property and assets of company in as
good condition as at the effective date of this Agreement, ordinary wear and tear excepted.

                          (D) Perform its obligations under contracts.

                          (E) Maintain current insurance policies and comparable
coverage.

                          (F)   Use   best   efforts   to   preserve   company's
organization, retain employees, and maintain business relationships.

                  G.2 Thompson and Company will not allow Company, without prior written consent of group, to:

                          (A) Make any change in the Articles of Incorporation.

                          (B) Authorize any new issue of securities.

                          (C)   Declare   dividends,   or   make   payments   to
Shareholders.

                          (D) Buy, redeem, or retire for value, any of Company's
shares.

                          (E) Enter into any contracts,  make  expenditures,  or
incur liabilities, except in the ordinary course of business.

                          (F) Increase the  compensation of, or award bonuses to
officers, employees, or agents.

                          (G)  Mortgage,   pledge  or  otherwise   encumber  any
property owned or acquired.

                          (H) Dispose of any  property,  except in the  ordinary
course of business, or

                          (I)  Agree  to  merge or  consolidate  with any  other
corporation.

                  G.3 During the Closing: The parties shall deliver to each other such receipts, certifications, notices and further assurances as each party may reasonably request, including a certificate executed by Company's Chairman of the Board, President, or Treasurer, that the representations and warranties made in this Agreement, by Company, are correct as of the closing date, with the same force as though made on closing date, with the following effect:

                          (A)  That  all  corporate  action  necessary  for  the
Company to authorize execution and delivery of this Agreement, and the transactions contemplated thereby, have been duly and validly taken, and the agreements constitute legal, valid, binding, and enforceable obligations, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law as affecting the rights and remedies of creditors, generally, and except as the remedy of specific performance rests in the discretion of the court.

                  G.4 As a part of and condition of Closing, the Shareholders meeting set forth in IIIA, hereinabove, and the appropriate meetings of the Board of Directors, have been accomplished, or shall be accomplished, at closing, unless this Agreement is closed into escrow as set forth in paragraph G above.

                  G.5 After the Closing. Subsequent to the Closing, each party to this agreement shall at the request of any other furnish, execute and deliver such documents, instruments, opinions of counsel, certificates, notices or other further assurances as counsel of the requesting party shall reasonably deem necessary or desirable for effecting complete consummation of this agreement.

         H.       Notices.

                  H.1 The parties hereto recognize that from time to time, Notices must be given to and made by the parties to each other. Accordingly, Notices, approvals or the communications to be sent or given to Thompson and Clipper, shall deemed validly and properly given, or made if in writing and delivered by hand or registered or certified mail, return receipt requested and addressed to Stephan M. Thompson, 6399 Wilshire Boulevard, Suite #504, Los Angeles, California, 90048, with a copy to Karen Krasney, Esq. 135 S. Thornton, Los Angeles, California, 90049.

                  H.2 All Notices, approvals or other communications to be sent or given to the Company shall deemed validly and properly given, or made if in writing and delivered by hand or registered or certified mail, return receipt requested and addressed to Gallery Rodeo International, 421 North Rodeo Drive, Beverly Hills, California 90210 with a copy to Karen Krasney, Esq., 135 S. Thornton, Los Angeles, California, 90049.

                  H.3 All Notices, approvals or other communications to be sent or given to the Group shall deemed validly and properly given, or made if in writing and delivered by hand or registered or certified mail, return receipt requested and addressed to J. Royce Renfrow, P.C., 320 E. Costilla, Colorado Springs, Colorado 80903 with a copy to Kenneth Cahill, Arcadia International, Inc., 2333 Blairs Ferry Road, N.E., Cedar Rapids, Iowa 52402.

                  H.4 Any of the parties hereto may give Notice to the others at any time by the methods specified above of a change in address at which, or the person to whom, Notices addressed to it are to be delivered in the future.

         I. This Agreement, together with the Exhibits attached hereto and other documents delivered pursuant hereto, constitutes the entire agreement among the parties hereto and supersedes all prior correspondence, conversations and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. The title of the Sections of this Agreement have been assigned thereto for convenience only and shall not be construed as limiting, defining or affecting the substantive terms of the agreement. This Agreement may be amended only by a writing executed by the parties hereto. This Agreement shall be construed and interpreted according to the laws of the State of California, with the exception of construction and interpretation of this Agreement as to Clipper, which shall be according to the laws of the State of Nevada.

         J. The parties agree, upon the request of any other party, to execute any agreements, documents or instruments consistent with this Agreement which are necessary to consummate the transactions contemplated in this Agreement.

         K. No modification of this Agreement shall be valid unless such modification is in writing and signed by all of the parties to this Agreement.

         L. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

         M. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision was omitted. All parties hereto having participated actively in the negotiation and drafting of this agreement, and each party having been represented by counsel, the terms of this Agreement shall not be construed against, nor more favorably to, any party, regardless of their responsibility for its preparation.

         N. This Agreement shall be binding upon and inure to the benefit of the
parties  and  their  respective   heirs,   legal   representatives,   executors,
administrators, successors and assigns.

         O. This Agreement and any documents or instruments delivered pursuant to this Agreement constitute the entire Agreement and understanding between the parties and supersede any prior agreement and understanding relating to the subject matter of this Agreement.

         P. Whenever in this Agreement words, including pronouns, are used in the masculine, they shall be read and construed in the feminine or neuter wherever they would so apply, and wherever in this Agreement words, including pronouns, are used in the singular, they shall be read and construed in the plural, wherever they would so apply.


 /s/ Stephan M. Thompson                    GROUP:
- -------------------------
Stephan M. Thompson
                                            /s/ Ken cahill
                                            -------------------
                                            Kenneth Cahill

COMPANY:
                                            ---------------------
Gallery Rodeo International                 Timothy Morrissey


By: /s/ Stephan M. Thompson                 /s/ Ray Bouchard
   -------------------------                ------------------
Its President                               Ray Bouchard


Clipper Industries, Inc.                    /s/ Darel Tiegs
                                            -------------------
                                            Darel Tiegs
By: /s/ Stephan M. Thompson
   -------------------------
Its President                               /s/ J. Royce Renfrow
                                            ----------------------
                                            Jay Royce Renfrow

                                EXHIBIT "SCH. 1"

      Quarterly Report on Form 10-QSB for Quarter Ended September 30, 1995

The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995, is incorporated by reference to the Form 10-QSB filed by the Company with the Securities and Exchange Commission on November 21, 1995.

                            EXHIBIT "B" TO AGREEMENT

                                 PROMISSORY NOTE

$1,000,000.00                                           Los Angeles, California
                                                               March ____, 1996

         STEPHAN M. THOMPSON ("Maker"), promises to pay to GALLERY RODEO INTERNATIONAL, a California corporation, the principal sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), together with interest thereon at the rate of Eight percent (8%) per annum (computed on the basis of a 360-day year) from the date of this Note. Interest only shall be paid quarterly, in arrears, in the amount of __________________________________ Dollars each quarter commencing the 31st day of March, 1996, and continuing in the on the same day of each quarter thereafter until the full amount of principal and all accrued interest is paid in full.

         Principal and interest shall be paid in lawful money of the United States.

         The final payment of all principal and accrued interest is a balloon payment due and payable five (5) years from the date of the Note. This final payment is to be One Million Dollars ($1,000,000.00) together with all accrued interest.

         Maker reserves the right at any time to pay all or any part of the principal due on this Note with interest to the time of payment, and with no penalty. Additionally, Maker at his option may pay all or any part of the Note by transfer to Payee shares of common stock in Payee, or other securities acceptable to Payee. In such event, the value of such stock to be set off against this Note shall be an average market value during a consecutive ten (10) day period in the month next preceding the month in which payment by setoff is made as determined by NASDAQ Bulletin Board trading records pertaining to said stock. Said ten (10) day period shall be designated by Maker.

         If legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees and costs in addition to any other relief to which that party may be entitled. This provision shall be applicable to the entire Note.

         Maker waives trial by jury in any litigation arising out of or relating to this Note in which Payee or a holder of this Note is an adverse party and further waives the right to interpose any defense, set-off, or counterclaim of any nature or description, which rights are expressly waived except as provided by applicable law.

         This Note shall be governed by and construed in accordance with the laws of the State of California, including the Uniform Commercial Code in force in the State of California. Maker hereby agrees that the federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Note. Maker hereby expressly consents to (i) the personal jurisdiction of the federal and state courts within California, (ii) service of process being effected upon it by registered mail sent to the address set forth below, and (iii) the uncontested enforcement of a final judgment from such court in any other jurisdiction wherein Maker or any of its assets are present.


                                       STEPHAN M. THOMPSON


                                       -----------------------------------------

                            EXHIBIT "C" TO AGREEMENT


         DATED the ______ day of March, 1996, by and between STEPHAN M. THOMPSON, GALLERY RODEO INTERNATIONAL, and KENNETH CAHILL, TIMOTHY MORRISSEY, RAY BOUCHARD, DAREL TIEGS and J. ROYCE RENFROW (the "AGREEMENT").

                             HOLD HARMLESS AGREEMENT

         AGREEMENT made this ______ day of March,  1996,  between  GALLERY RODEO
INTERNATIONAL,   a  California  corporation  (the  "Company"),  and  STEPHAN  M.
THOMPSON, ("Thompson").

         WHEREAS: the Company and Thompson entered into a written employment contract on the ______ day of _____________________, 19____, a copy of which is incorporated herein as Exhibit B-1, and

         WHEREAS: the Company, Thompson and others, have entered into an Agreement dated the ______ day of ________________, 19____, to which this Agreement is Exhibit "B-1", and

         WHEREAS: the Company and Thompson now desire to terminate said employment contract and all related contracts and agreements pertaining thereto.

         NOW THEREFORE:

         In consideration of the mutual promises set forth herein, the parties hereby agree as follows:

         1.  TERMINATION OF EMPLOYMENT AND EMPLOYMENT CONTRACT.

         The Company and Thompson hereby mutually agree that the employment of Thompson by Company is hereby terminated effective upon the date of closing of the Agreement, and that the employment contract (Exhibit "B-1") dated the _____ day of ___________, 19____, is hereby mutually terminated on that date. This termination shall be considered to be an irrevocable resignation by Thompson, which has been accepted by Company.

         2.  FINAL COMPENSATION TO THOMPSON.

         Thompson hereby acknowledges that he has received, pursuant to the Agreement, all compensation and reimbursements due him from Company. The following compensation and reimbursements shall be paid to Thompson on or before the expiration of ten (10) days following the date of closing of the Agreement:

         A. Three Hundred Fifty Thousand Dollars ($350,000) as provided for therein.

         B. _____________ (    ) Shares of common stock in Company.

         C. Set-off or _____________ ($) Dollars, which was the principal amount loaned to Thompson by employee, but not yet repaid, set forth as follows:

         D. All pay for current payroll period, reimbursement of business expenses, and any additional compensation due Thompson prior to the _______ day of _________________, 1996.

         E. Thompson hereby acknowledges and represents that he has returned to Company all credit cards furnished for his use by Company. Thompson agrees not to use said credit cards from and after the date of Closing, and further represents and warrants that he has given to Company, all charge slips for which billing statements have not yet been received by Company.

         3.       RESTRICTIVE COVENANTS SURVIVE TERMINATION.

         Company and Thompson agree that the restrictive covenants contained in paragraph ______ of the employment contract (Exhibit "B-1") shall survive this termination. Thompson hereby covenants and agrees that those restrictive covenants are amended and restated to read as follows:

         Thompson will not, at any time after this date, directly or indirectly, make known or divulge, to any person, firm, or corporation, the names or addresses of existing, or potential, customers, suppliers, agents, sub-agents, or third-party administrators, of Company.

         Thompson will not, during the period of two (2) years after the date of Closing, directly or indirectly, either for himself, for any other person, firm, or corporation, call upon, solicit, divert, or take-away, or attempt to solicit, divert, or take-away, any of the customers, suppliers, or potential customers of the Company, as it would pertain to gaming or gaming related businesses, nor compete with Company for said period, with respect to Company's gaming or gaming related businesses.

         Thompson will not at any time, in any fashion, form, or manner, either directly, or indirectly, use, disclose, or communicate, to any person, or firm, in any manner whatsoever, any information of any kind, nature, or description, concerning any matters affecting, or relating to the business of the Company, included, but not limited to the names and addresses of any of its customers, suppliers, or potential customers, mailing lists, financial records, contracts, or any other information concerning the business of the Company, its manner of operation, its plans, or any other data of any kind, nature, or description without regard to whether any, or all, of the foregoing matters would be deemed confidential, proprietary, material or important.

         All books, records, files, forms, reports, memorandums, papers, accounts, and documents relating, in any manner, to Company's business, or customers, or suppliers, whether prepared, or paid for by Thompson, or any one else, shall be the exclusive property of Company, and shall be turned immediately to Company at the time of Closing. Thompson hereby acknowledges that he has returned all such documents that Thompson knows of at this time, and hereby agrees to return any that he should discover after date of Closing. In the event Group fails to complete the Agreement of which this Exhibit is a part, the parties agree to take steps necessary to reinstate the employment contract of Thompson, referred to herein, at a position in the Company to be designated at Thompson's option.

         The parties hereby agree that each of the foregoing matters are important material, and confidential to Company, and gravely affect the effective and successful conduct of the business of the Company, and affect its reputation and goodwill. That any violation of the terms of this paragraph is a material violation, for which Company shall be entitled to injunctive relief and damages. Thompson shall pay Company all costs and attorney fees incurred by Company in any legal action or proceeding.

         4.       OTHER AGREEMENTS.

         The following other agreements, a copy of which are attached hereto as Exhibits B-___, B-___, and B-___, between Company and Thompson, are hereby terminated.

         5.       COMPANY HOLD HARMLESS AGREEMENT AND RELEASE.

         Company, on its own behalf, and on behalf of its successors, assigns, agents, partners, members, managers, officers, directors, and shareholders, to the extent permitted by law, hereby releases and forever discharges, Thompson, and his spouse, heirs, successors, assigns, personal representatives, executors, agents and companies, from and against any and all actions, causes of actions, claims, suits, demands, debts, damages, obligations, and liabilities of any kind, or character whatsoever, whether known or unknown, whether matured or premature, whether at law or at equity, whether liquidated or unliquidated, whether suspected or unsuspected, that are set forth in, arise out of, or relate to the employment contract between Company and Thompson.

         6.       THOMPSON HOLD HARMLESS AGREEMENT AND RELEASE.

         Thompson, on his own behalf, and on behalf of his spouse, heirs, successors, assigns, personal representatives, executors, agents and company, hereby releases and forever discharges Company, its successors, assigns, agents, partners, companies, officers, directors, and shareholders, from and against, any and all actions, causes of actions, claims, suits, demands, debts, damages, obligations, and liabilities of any kind, or character, whatsoever, whether known or unknown, whether matured, or premature, whether at law, or at equity, whether liquidated or unliquidated, whether suspected, or unsuspected, or set forth in, arise out of, or relate to, the employment contract between Thompson and Company.

         7.       INSURANCE.

         As of this date, and hereafter, Company is not responsible for providing medical or life insurance coverage for Thompson or his family. Thompson acknowledges and agrees that it is solely Thompson's responsibility to inquire into and obtain medical and life insurance coverage, included but not limited to, conversion of any group insurance to an individual policy. Thompson is also solely responsible for processing any and all claims on such policies.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and years first above written.



- ----------------------------                    GROUP:
Stephan M. Thompson

                                                -------------------------------
                                                Kenneth Cahill

COMPANY:
                                                -------------------------------
                                                Timothy Morrissey
GALLERY RODEO INTERNATIONAL

                                                -------------------------------
By: ---------------------------                 Ray Bouchard
      President

                                                -------------------------------
                                                Darel Tiegs


                                                -------------------------------
                                                Jay Royce Renfrow

                            EXHIBIT "D" TO AGREEMENT

                             VOTING TRUST AGREEMENT
                             with Lockup Provisions

         This Voting Trust Agreement is made and entered into as of the ___ day of March, 1996, by and between Stephan M. Thompson ("Thompson"); Clipper Industries, Inc. ("Clipper"), Gallery Rodeo International, a California corporation ("Company"); KENNETH CAHILL, TIMOTHY MORRISSEY, RAY BOUCHARD, DAREL TIEGS AND J. ROYCE RENFROW ("Group") and ______ ("Trustee") with reference to the following facts:

                                    RECITALS

         1.  Pursuant to an Agreement  of even date,  of which this Voting Trust
Agreement   is  Exhibit  "D"   ("Agreement")   Thompson,   at  closing  will  be
relinquishing management control and responsibility of Company.

         2. Group is composed of major shareholders and creditors of Company which will be assuming management of Company upon shareholder approval.

         3. Thompson or entities under his control will own 4,000,000 shares of the common stock of Clipper, Thompson's, Gallery Rodeo International, a California corporation ("Company") upon closing.

         4. Group desires to protect its management and ownership position in Company by controlling the votes of Thompson's, and Clipper's shares, and Thompson and Clipper desire to protect their ownership position in Company following Group's assumption of management of Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, agreements, representations and warranties contained herein, the parties hereby as follows:

         1. Grant. Thompson hereby creates the Trust described in this Voting Trust Agreement and appoints ___________ as Trustee thereof. Upon execution of this Agreement, Thompson is depositing with Trustee 4,000,000 shares of common stock in Company (the "Shares") for the purpose of conveying to Trustee certain voting rights.

         2. Voting Instruction. Trustee is directed by Thompson and Clipper to vote the Shares in accordance with the instructions of Group as such vote may be cast in respect to the election of Directors of the Company for a nine month period following the closing of the Agreement among the parties. Clipper, Thompson and Group direct Trustee to vote in favor of a slate of Directors to be proposed by Group at a special meeting of shareholders of Company to be held prior to or contemporaneous with the closing of the

Agreement which slate shall include Stephan M. Thompson, or nominee, as a candidate for the Board of Directors of Company for a term of at least one year from and after said meeting.

         3. Dividends. All dividends or other rights accruing in respect of the Shares shall be payable forthwith by Trustee to Thompson or Clipper.

         4. Termination of Trust. This Voting Trust shall terminate on whichever of the following conditions occurs first:

                  a. Two years and one day from the date of execution of this Agreement; or

                  b. Agreement of the parties.

         5.  Rights and Duties of Trustee.

                  a. Trustee shall not sell, pledge, hypothecate or otherwise dispose of any of the Shares. In the event that Trustee receives additional shares of stock of the Company in connection with a stock dividend, stock split or otherwise, the Trustee shall hold such additional shares in the same manner as the Shares.

                  b. Trustee shall exercise its best judgment in connection with the duties and responsibilities hereunder, but in no event shall Trustee be liable for any loss or damage occasioned other than by its own willful misconduct or gross negligence.

                  c. Trustee may employ and pay such agents, attorneys and counsel as it deems necessary and proper in carrying out the terms of this Agreement. Group hereby agrees to pay for any reasonable expenses and charges incurred therefor.

         6. Successor Trustee. The Trustee may be removed from his office at any time by the mutual agreement of Thompson and Group. In the event of the death or resignation of Trustee, a successor Trustee shall be appointed by mutual consent of Group and Thompson. If Thompson and Group cannot agree within ten days of the written request of Thompson for the appointment of a new Trustee, then Thompson shall have the power to appoint as Trustee any national bank having assets greater than $50 million located in the County of Los Angeles, State of California.

         7. Lock-Up Agreement. Thompson and Clipper, pursuant to the Agreement entered into between the parties hereto, hereby agrees that prior to the expiration of one hundred eighty days from the date hereof neither Thompson, nor any entity controlled by him will sell, contract to sell or make any other disposition of, or grant any purchase option for the sale of, any shares of Common Stock, directly or indirectly, whether or not he disclaims beneficial ownership of such shares of Common Stock, except for bona fide gifts to persons who deliver a certificate substantially identical to this certificate to the Group, without first obtaining the prior written consent of the Group. Provided, however, Thompson and/or Clipper may sell up to 10% (400,000 shares) of said stock during year one and not more than an additional 10% of the shares remaining subsequent to the Voting Trust (360,000 shares) in year two.

         8. Inspection of Agreement. Upon the execution of this Agreement and the establishment of the Trust, the Trustee shall cause a duplicate of this Agreement and any extension thereof to be filed with the Secretary of the Company, which duplicate shall be open to inspection by any shareholder of the Company on the same terms as the record of shareholders of the Company is open to inspection and in any other manner provided for inspection under the laws of the State of California.

         9.  Miscellaneous.

                  a. Any notice to be given to the Trustee shall be sufficiently given if mailed, postage prepaid, at the following address, or such other address as the Trustee may designate from time to time by written notice:

                  ------------

                  ------------

                  ------------

                  b. This agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed in Colorado.

         IN WITNESS WHEREOF, the parties have executed this Voting Trust Agreement with Lockup Provisions as of the day and year first above written.

"Thompson"                                   "Group"

Stephan M. Thompson                          Kenneth Cahill, Timothy Morrissey,
                                             Ray Bouchard, Darel Tiegs and
- -----------------------                      J. Royce Renfrow


                                             --------------------------

                                             --------------------------

"Company"                                    --------------------------

Gallery Rodeo International                  --------------------------

- -----------------------                      --------------------------
By:
Its President

"Clipper"

Clipper Industries, Inc.

By:
   -----------------------------
Its President

                            EXHIBIT "E" TO AGREEMENT


         DATED this ______ day of March, 1996, by and between STEPHAN M. THOMPSON, CLIPPER INDUSTRIES, INC., GALLERY RODEO INTERNATIONAL, KENNETH CAHILL, TIMOTHY MORRISSEY, RAY BOUCHARD, DAREL TIEGS and J.
ROYCE RENFROW (the "Agreement").


                                LETTER OF INTENT



GALLERY INTERNATIONAL INCORPORATED
421 North Rodeo Drive
Beverly Hills, CA 90210

Re:    Letter of Intent for Management and Consulting Regarding Hotel and Gaming
                Properties

Gentlemen:

         The following will summarize the principal terms of a management and/or consulting agreement ("Agreement"), to be entered into between Kenneth Cahill and/or Arcadia International Incorporated ("Arcadia"), and Gallery Rodeo International ("GRI") as follows:

         1. Following the consummation and closing of the Agreement of which this Letter of Intent is Exhibit "F", Arcadia and GRI shall enter into Contract under which Arcadia shall manage anticipated hotel, entertainment and gaming operations owned by GRI which the parties shall mutually determine.

         2. The specific terms of said Contract shall be determined by the parties and shall be executed within a period of thirty (30) days following the date of closing of the Agreement to which this letter of intent is Exhibit "F." Terms of the proposed Contract will be further negotiated and memorialized in said agreement which will contain the usual warranties, representations, and specific obligations of the parties including, but not limited to the following:

         A.       Terms.

         B.       Licensing.

         C.       Management/Consulting Fees.

         D. An agreement with respect to all related expenses, including operating costs and property maintenance.


         E. An agreement with respect to construction, if appropriate, and expenses of furnishing and equipment any anticipated hotel and gaming project and the financing thereof.

         F. A provision for review by independent public accountants of the books and accounts of Arcadia under standard terms in the event of the operation of any hotel and gaming properties by Arcadia.

         G. Provisions for the indemnification of GRI for liabilities arising from the operation of any hotel/gaming property during the term of said management/consulting agreement.

         H. A provision specifying terms granting to Arcadia an exclusive right to acquire hotel and/or gaming properties covered by the Contract, specifying the term thereof and the purchase price and terms during the option period.

         This Letter of Intent is accepted by the parties merely as a statement of mutual intention at this time to conduct further negotiations along the lines indicated above. It is understood that the proposed Contract is subject to the closing of the Agreement to which this Letter of Intent is a part, and review and approval thereof by the respective counsel and boards of directors of the parties. It is understood that neither Arcadia nor Gallery shall be bound to the other by this Letter of Intent for damages, expenses, failure to finally agree upon a formal and final management and/or consulting agreement, or any other way.

         If the foregoing correctly as set forth are general intentions, kindly so indicate by signing and returning the enclosed copy of this Letter of Intent.

                                          Very truly yours,


                                          Kenneth Cahill and
                                          ARCADIA INTERNATIONAL INCORPORATED

                                          By:
                                             --------------------------------
                                                   Its President


                                          AGREED AND ACCEPTED AS OF 04/01/96

                                          GALLERY RODEO INTERNATIONAL, INC.

                                          By:
                                             --------------------------------
                                                   Its President

                            EXHIBIT "F" TO AGREEMENT


                             SHARE OPTION AGREEMENT


         THIS AGREEMENT dated ______ day of ____________, 199__, by and between STEPHAN M. THOMPSON ("THOMPSON"), CLIPPER INDUSTRIES, INC. ("CLIPPER"), GALLERY RODEO INTERNATIONAL (THE "COMPANY") and KENNETH CAHILL, TIMOTHY MORRISSEY, RAY BOUCHARD, DAREL TIEGS, and J. ROYCE RENFROW, and RICHARD CARTHEW ("CARTHEW"), witnesseth:

         WHEREAS: the above parties, with the exception of Richard Carthew, ("Carthew"), have entered into an Agreement (the "Agreement"), dated the ____ day of March, 1996, of which this Agreement is Exhibit "F", and

         WHEREAS:  Carthew is a record owner of shares of Company, and

         WHEREAS: the parties desire to cause Company to grant an option to Thompson, Clipper, and Carthew, to purchase additional shares in Company in the event of certain transactions.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:


         1. CONDITIONS. Upon closing of the Agreement and the shift of management of control of Company to Group, as provided for therein, Company and Group agree to grant Thompson, Clipper, and Carthew, an option to purchase certain of its shares of common stock for the price and under the terms and conditions set forth hereinbelow in the event Company, during a two (2) year period from and after closing of the Agreement, exchanges shares of common stock in Company as whole or partial consideration for the purchase of assets by Company.

         3. PRICE. The base price to be paid by Thompson, Clipper, and Carthew, in the event the option becomes outstanding and exercisable, and is exercised, will be the price assigned in any exchange contract (the "Transaction") to shares of common stock in Company, which are exchanged for assets purchased by Company, with a third party vendor known as the "strike" price.

         4. OTHER TERMS. The number of shares subject to this option shall be such number necessary and sufficient to enable Thompson, Clipper, and Carthew, should they so desire to retain the same percentage of ownership of common stock in Company as they own following the closing of the Agreement of which this Share Option Agreement is Exhibit "E", so as to prevent the dilution of their ownership interest in Company which might otherwise result from the Transaction referred to above.

         5. METHOD OF EXERCISE OF OPTION. Upon closing said Transaction, for the exchange of its common stock for assets, Company shall notify Thompson, Clipper, and Carthew in writing at the address specified hereinbelow, that a specific option is exercisable in the amount and terms thereof, at which time Thompson, Clipper, and Carthew shall exercise said option, if desired, by giving Company written notice of their individual election to do so. Simultaneously therewith, any party exercising the option shall deposit in escrow with an agent mutually agreed upon with Company the option exercise price, pending the actual closing of the stock purchase pursuant to the option. Said notice of exercise of option shall be delivered to Company at the address set forth hereinbelow within fifteen (15) days of notice to Thompson, Clipper, and Carthew, of the Transaction giving rise to the option as specified herein.

         6. TERM OF OPTION. The obligation hereunder to grant any option shall expire two (2) years from and after the date of closing of the Agreement to which this Share Option Agreement is a part.

         7. CLOSING. Closing of the option shall be as soon as possible following the exercise of the option, and in any event, shall be within thirty
(30) days of said date of notice of exercise by Thompson, Clipper, or Carthew.

         8. ASSIGNMENT. This Agreement shall run only to Thompson, Clipper, and Carthew, and shall not be assignable by Thompson, Clipper, and/or Carthew, to any third party without prior written consent of Company.

         9. NOTICES. Notices under this Agreement shall be as follows:

Stephan M. Thompson, 6399 Wilshire Boulevard, Suite 504, Los Angeles, CA 90048, with a copy to Karen Krasney, Esq., 135 S. Thornton, Los Angeles, CA 90049; Gallery Rodeo International, 421 North Rodeo Drive, Beverly Hills, CA 90210, with a copy to Karen Krasney, Esq., 135 S. Thornton, Los Angeles, CA 90049;
J. Royce Renfrow, P.C., 320 E. Costilla, Colorado Springs, CO 80903; Kenneth Cahill, Arcadia International, Inc., 2333 Blairs Ferry Road, N.E., Cedar Rapids, IA 52402; Ray Bouchard, 4014 Gunn Highway, Suite 275, Tampa, FL 33624; Darel Tiegs, 4326 N. Nevada Ave., Colorado Springs, CO 80907; Timothy Morrissey,
310 Fourth Avenue South, Mount Vernon, IA 52314.

Changes of address may be sent to other parties to the address specified hereinabove.

         10. APPLICABLE LAW; ATTORNEYS FEES. This Agreement is governed by and construed under the laws of the state of California. Any action brought by either party against the other party to enforce or interpret this Agreement shall be brought in an appropriate court of such state. In the event of any such action, the prevailing party shall recover all costs and expenses thereof, including reasonable attorney fees from the losing party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the duly authorized officers, or as individuals, as of the date first above written.



- ----------------------------------            GROUP:
STEPHAN M. THOMPSON

                                              ---------------------------------
                                              KENNETH CAHILL

COMPANY:
                                              ---------------------------------
                                              TIMOTHY MORRISSEY
GALLERY RODEO INTERNATIONAL

                                              ---------------------------------
By:                                           RAY BOUCHARD
   ---------------------------------
     President
                                              ---------------------------------
                                              DAREL TIEGS


                                              ---------------------------------
                                              JAY ROYCE RENFROW